UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2014 Shareholder Discussion Materials

* Cautionary Note on Forward-Looking Statements   This document contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2013.

Overview Sensient is executing a clear strategy to create sustainable, long-term shareholder value Sensient’s efforts have delivered record revenue and earnings each of the past 4 years The Company’s stock price is at a record high Sensient’s Board has a consistent record of implementing changes to promote and strive for best-in-class corporate governance Sensient’s highly-qualified Board has the relevant experience to guide the Company going forward FrontFour Capital, a 1.5% shareholder in Sensient, has nominated 4 directors to the Sensient Board FrontFour has offered little in terms of concrete, actionable plans to drive value *

A Well-Positioned Leader in Flavors, Fragrances and Colors Leading global developer, manufacturer and marketer of advanced color, flavor and fragrance systems Serves food, beverage, cosmetic, digital printing, pharmaceutical and other consumer and industrial applications Global operations serving international customer base – 71 locations in 37 nations around the world Well-positioned to capitalize on worldwide growth in demand for flavors and fragrances Long-term record of operating success and shareholder value creation Founded in 1882 Public since 1962 50+ year record of uninterrupted dividend payments *

* Global Market Leader Sensient is the global market leader in the food & beverage color market We also hold market leading positions in: Flavors Fragrances Cosmetic colors and ingredients Digital inks Pharma colors & coatings Industrial colors Global success a result of Board leadership & management execution

A Clear Strategy for Creating Value Expanding in higher-margin, value-added products Leveraging technology platform to deliver innovative new solutions Continue implementing Flavors transformation following successful roadmap from Colors Group Transformation of Flavors & Fragrances Group into a provider of sophisticated high-margin customer solutions Invest in best of class talent and assets Optimize operating footprint with selective plant rationalizations Manage portfolio and mix Efficiently allocating capital to drive growth and return capital to shareholders *

Enhancing Margins and ROIC through Aggressive Operating Actions * Completed restructuring in 2013, generating savings of $12 million Additional efforts announced in 2014 to reduce costs by $20 to $25 million by 2015 – focused on efficiencies in Flavors & Fragrances Reducing Costs Aligning with our Customers Enhancing Our Capabilities Establishing Clear Incentives Completed global realignment of Flavors and Fragrances to better align our resources to meet our customer needs Strategy changed to emphasize shift to differentiated value-added customer solutions Upgraded our management talent Opened new state-of-the-art facility outside Chicago to drive flavor innovation Emphasis on commercialization of new products and technologies Implemented specific management incentives across the Company to emphasize higher-margin, value-added products Encouraging an entrepreneurial culture

Our Strategy has Proven Successful Execution of plan in Colors provides clear roadmap for success * 15% compound annual growth in operating income and 400 basis point improvement in return on assets in Colors

Committed to Returning Capital to Shareholders Since the beginning of 2013 – Declared dividend increases of 14% Committed to 2 million share buyback in next 12 months * Expect to return ~$160 million to shareholders in next 12 months

Efficient Capital Allocation Drives Long-term Shareholder Value Reinvest in high ROIC projects within the Company Maintain a healthy dividend Keep debt levels in-line with an investment grade profile Opportunistic stock buybacks Evaluate acquisition opportunities * Sensient’s priorities aligned with long-term shareholders

Sensient Benefits from Strong Balance Sheet Maintaining investment grade rating provides financial flexibility for CAPEX, buybacks / dividends and acquisitions Minimizes refinancing risk in volatile capital markets Sensient net debt to EBITDA in line with other ingredient firms serving the food & beverage industry * Industry average = 1.04x

Delivering Clear Value to Shareholders * Stock Price % Increase: Jan. 1, 2013 – Mar. 14, 2014 Annualized Returns to Shareholders Annualized Returns to Shareholders 15 Year 9.0% 10 Year 13.8% 5 Year 23.6%

Commitment to Best-in-Class Corporate Governance Consistent Record of Shareholder-Friendly Actions * Board declassification Elimination of poison pill Long-term incentive compensation 100% performance based Director resignation policy Independent director added in 2013 Added lead director Amended director selection criteria to emphasize Sensient’s commitment to diversity on the Board Committed to sustainability and to delivering its first sustainability report in 2015

Strong, Independent Board 7 Independent Directors Appointed Independent Lead Director Board members possess relevant experience: Food science and/or technical skills Industry knowledge Deep knowledge of the Company Significant corporate leadership experience in global businesses Finance, accounting and regulatory expertise Diversity is a key consideration *

FrontFour is not the Right Choice Nominees lack qualifications and relevant experience Simplistic and inaccurate critique Vague call for unidentified cost reductions No clear plan for delivering operating improvements * FrontFour’s Approach Would Disrupt Our Progress

SENSIENT®

SXT Plan vs. FrontFour Proposal

	Sensient	FrontFour
Plan of Action	▪ Reinvest in business ▪ Specific, realistic cost reductions ▪ Prudent buyback ▪ Dividend increase ▪ Collaborative approach	▪ Cut internal investment ▪ Unspecified, unrealistic cost reductions ▪ Aggressive buyback ▪ Disruptive approach
Credit Profile	Maintains	Weakens
Profit Growth	Strengthens	Weakens
ROIC	Strengthens	Weakens

16

Creating Shareholder Value Proven track record Board holding management accountable for creating value Sensient is focused on: Strategy of developing and selling value-added customer solutions Operational improvements Optimizing capital structure Prudent capital allocation Maintaining best-in-class corporate governance *